                                                                    EXHIBIT 3.11

_____________________________________________________________________________


                       PREFERRED STOCK PURCHASE AGREEMENT

                         Dated as of September 30, 1997

                                    between

                           RAMSAY HEALTH CARE, INC.,
                                   as Issuer

                                      and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                  as Purchaser


_____________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE 1
                      AUTHORIZATION OF PREFERRED STOCK;
                     SALE AND PURCHASE OF PREFERRED STOCK
                     ------------------------------------

      SECTION 1.01    Authorization of Preferred Stock...........................................  1
                      --------------------------------
      SECTION 1.02    Sale and Purchase of Preferred Stock.......................................  1
                      ------------------------------------
      SECTION 1.03    Use of Proceeds............................................................  2
                      ----------------
      SECTION 1.04    Investment Representations.................................................  2
                      --------------------------

                                   ARTICLE 2
                             CONDITIONS TO CLOSING
                             ---------------------

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      SECTION 3.01    Corporate Existence; Compliance with Law...................................  3
                      ----------------------------------------
      SECTION 3.02    Corporate Power; Authorization; Enforceable Obligations....................  4
                      -------------------------------------------------------
      SECTION 3.03    Financial Statements.......................................................  4
                      --------------------
      SECTION 3.04    Material Adverse Events....................................................  4
                      -----------------------
      SECTION 3.05    Authorized and Outstanding Shares of Capital Stock.........................  4
                      --------------------------------------------------
      SECTION 3.06    Authorization and Issuance of Securities...................................  5
                      ----------------------------------------
      SECTION 3.07    Securities Laws............................................................  5
                      ---------------
      SECTION 3.08    Senior Credit Agreement....................................................  5
                      -----------------------
      SECTION 3.09    Full Disclosure............................................................  5
                      ---------------
      SECTION 3.10    Related Transaction Documents..............................................  6
                      -----------------------------

                                   ARTICLE 4
                                   COVENANTS
                                   ---------

      SECTION 4.01    Reports and Notices........................................................  6
                      -------------------
      SECTION 4.02    Maintenance of Existence and Conduct of Business...........................  6
                      ------------------------------------------------
      SECTION 4.03    Compliance with Laws.......................................................  6
                      --------------------
      SECTION 4.04    Application of Proceeds....................................................  7
                      -----------------------
      SECTION 4.05    Further Assurances.........................................................  7
                      ------------------
      SECTION 4.06    Affiliate and Employee Loans and Transactions..............................  7
                      ---------------------------------------------
      SECTION 4.07    Sale of Stock and Assets...................................................  8
                      ------------------------
      SECTION 4.08    Restricted Payments........................................................  8
                      -------------------
      SECTION 4.09    Changes in Existing Options and Convertible Securities.....................  8
                      ------------------------------------------------------

                                   ARTICLE 5
                      DEFINITIONS; RULES OF CONSTRUCTION
                      ----------------------------------

      SECTION 5.01    Terms Defined in the Senior Credit Agreement...............................  9
                      ---------------------------------------------
      SECTION 5.02    Other Defined Terms........................................................  9
                      -------------------
      SECTION 5.03    Certain Matters of Construction............................................ 10
                      -------------------------------

                                   ARTICLE 6
                      REGISTRATION; TRANSFER; EXCHANGE;
                      --------------------------------
                          REPLACEMENT OF CERTIFICATES
                          ---------------------------

      SECTION 6.01    Register for Series 1997 Preferred Stock...................................  11
                      ----------------------------------------
      SECTION 6.02    Transfers..................................................................  11
                      ---------
      SECTION 6.03    Transfer and Exchange of Series 1997 Preferred Stock.......................  12
                      ----------------------------------------------------
      SECTION 6.04    Replacement of Certificates................................................  12
                      ---------------------------

                                   ARTICLE 7
                                 MISCELLANEOUS
                                 -------------

      SECTION 7.01    Complete Agreement; Amendments and Waivers.................................  12
                      ------------------------------------------
      SECTION 7.02    Tax Characterization.......................................................  13
                      --------------------
      SECTION 7.03    Fees and Expenses; Taxes...................................................  13
                      ------------------------
      SECTION 7.04    No Waiver..................................................................  14
                      ----------
      SECTION 7.05    Remedies...................................................................  14
                      ---------
      SECTION 7.06    Severability...............................................................  14
                      ------------
      SECTION 7.07    Conflict of Terms..........................................................  14
                      -----------------
      SECTION 7.08    Notices....................................................................  14
                      --------
      SECTION 7.09    Section Titles.............................................................   16
                      ---------------
      SECTION 7.10    Counterparts...............................................................   16
                      -------------
      SECTION 7.11    Time of the Essence........................................................   16
                      --------------------
      SECTION 7.12    Term.......................................................................   16
                      ----
      SECTION 7.13    Publicity..................................................................   16
                      ---------
      SECTION 7.14    Confidentiality............................................................   16
                      ---------------
      SECTION 7.15    GOVERNING LAW..............................................................   17
                      --------------
      SECTION 7.16    WAIVER OF JURY TRIAL.......................................................   18
                      --------------------
      SECTION 7.17    Indemnification............................................................   18
                      ---------------
      SECTION 7.18    Successors and Assigns.....................................................   19
                      ----------------------
      SECTION 7.19    Survival...................................................................   19
                      --------




                    INDEX OF ANNEXES, SCHEDULES AND EXHIBITS

      Annex A        -       Schedule of Closing Documents
      Annex B        -       Financial Statements, Projections and Notices

      Schedule 3.03  -       Financial Statements and Projections
      Schedule 3.04  -       Contingent Liabilities; Restricted Payments
      Schedule 3.05  -       Certain Options, Etc.
      Schedule 4.06  -       Transactions with Affiliates and Employees

      Exhibit A      -       Form of Certificate of Designations
      Exhibit B      -       Form of Registration Rights Agreement
      Exhibit C      -       Form of Opinion of the Company's Counsel

                       PREFERRED STOCK PURCHASE AGREEMENT



      THIS PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is entered into as
                                                ---------
of September 30, 1997, by and between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New
                  -------
York corporation ("Purchaser"), for the benefit of Purchaser and each other
                   ---------
Person that may hereafter become a holder of shares of Series 1997 Preferred Stock (as hereinafter defined) in accordance with Article 6 below (Purchaser and
                                                  ---------
any such holder, individually a "Holder", and collectively, the "Holders").
                                 ------                          -------


                                    RECITALS
                                    --------

      A. The Company desires to issue shares of its Class B Preferred Stock having an aggregate stated value of $2,500,000, all on the terms and subject to the conditions contained herein;

      B. Purchaser is willing, on the terms and conditions set forth herein, to purchase such Class B Preferred Stock on the date hereof; and

      C. The proceeds of the purchase of such Class B Preferred Stock will be used in the manner described in Section 1.03 below;
                                ------------


                                   AGREEMENT
                                   ---------

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:


                                    ARTICLE 1
                       AUTHORIZATION OF PREFERRED STOCK;
                      SALE AND PURCHASE OF PREFERRED STOCK
                      ------------------------------------

      SECTION 1.01   Authorization of Preferred Stock.  The Company has duly
                     --------------------------------
authorized and designated 100,000 shares of Class B Preferred Stock of the Company, $1.00 par value per share, as Class B Preferred Stock, Series 1997 (the "Series 1997 Preferred Stock") pursuant to a Certificate of Designations in the
 ---------------------------
form attached as Exhibit A hereto filed with the Secretary of State of Delaware
                 ---------
on September 30, 1997 (the "Certificate of Designations").
                             ---------------------------

      SECTION 1.02 Sale and Purchase of Preferred Stock.
                   ------------------------------------

          (a) The Company agrees to sell to Purchaser and, on the terms and subject to the conditions of this Agreement, Purchaser agrees to purchase from the Company, all of the Series 1997 Preferred Stock, at a purchase price of $2,500,000.

          (b) The sale and purchase of the Series 1997 Preferred Stock (the "Closing") will occur at the offices of King & Spalding, 191 Peachtree Street,
--------
Atlanta, Georgia 30303 at 10:00 A.M., on the Closing Date. At the Closing, the Company shall deliver to Purchaser one or more certificates evidencing the 100,000 shares of Series 1997 Preferred Stock, as requested by Purchaser, against delivery by Purchaser to the Company of funds in the amount of $2,500,000 with such delivery of funds to be in the manner set forth in written instructions provided by the Company to Purchaser at least one Business Day prior to the Closing Date.

      SECTION 1.03 Use of Proceeds.  The proceeds from the sale of the Series
                   ---------------
1997 Preferred Stock shall be used by the Company (i) to effect the Refinancing, and (ii) for the payment of costs and expenses of the transactions contemplated by this Agreement and the Related Transaction Documents that are payable by the Company.

      SECTION 1.04 Investment Representations.  Purchaser and, by its purchase
                   --------------------------
of any Series 1997 Preferred Stock hereafter, each Holder represents and warrants that:

          (a) it is an "accredited investor," as that term is defined in Regulation D under the Securities Act, and has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of Series 1997 Preferred Stock from the Company and the suitability thereof for Purchaser or such Holder;

          (b) it is acquiring Series 1997 Preferred Stock for its own account, for investment purposes and not with a view to the distribution thereof; provided, however, that the foregoing representation and warranty shall not be
--------  -------
construed as imposing any limitation on Purchaser's or any other Holder's right to transfer any Series 1997 Preferred Stock that is not otherwise expressly set forth in this Agreement or required under applicable law; and

          (c) it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Series 1997 Preferred Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Series 1997 Preferred Stock), except in compliance with the Securities Act.


                                    ARTICLE 2
                             CONDITIONS TO CLOSING
                             ---------------------

      The obligations of Purchaser to purchase the Series 1997 Preferred Stock on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article 2:
                                                   ---------

          (a) This Agreement; Preferred Stock Documents.  This Agreement or
              -----------------------------------------
counterparts hereof shall have been duly executed by, and delivered to, the Company and Purchaser; and Purchaser shall reasonably have received such documents, instruments, agreements and legal opinions as Purchaser shall request in connection with the transactions contemplated by this Agreement and the other Preferred

Stock Documents, including all those listed in the Schedule of Closing Documents attached hereto as Annex A, each in form and substance reasonably satisfactory
                   -------
to Purchaser.

          (b) Approvals.  Purchaser shall have received (i) satisfactory
              ---------
evidence that the Company has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Preferred Stock Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Purchaser affirming that no such consents or approvals are required.

          (c) Payment of Fees.  The Company shall have paid to Purchaser the
              ---------------
fees required to be paid on the Closing Date in the respective amounts specified in the GE Capital Fee Letter, and shall have reimbursed Purchaser for all reasonable legal fees and all other out-of-pocket costs and expenses of closing presented as of the Closing Date.

          (d) Consummation of Related Transactions.  Purchaser shall have
              ------------------------------------
received fully executed copies of the Senior Credit Agreement, the Bridge Note Purchase Agreement and each of the other Related Transaction Documents, each of which shall be in form and substance satisfactory to Purchaser and its counsel, all conditions precedent to the obligations of the Senior Lenders to make extensions of credit under the Senior Credit Agreement shall have been satisfied or waived and the Related Transactions shall have been consummated in accordance with the terms of the Related Transaction Documents.

          (e) Representations and Warranties True and Correct.  No
              -----------------------------------------------
representation or warranty by the Company contained herein or in any of the other Preferred Stock Documents shall be untrue or incorrect.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      To induce Purchaser to enter into this Agreement, the Company represents and warrants to Purchaser and each other Holder of Series 1997 Preferred Stock that, as of the Closing Date:

      SECTION 3.01 Corporate Existence; Compliance with Law.  The Company and
                   ----------------------------------------
each of its Subsidiaries: (a) is a corporation duly organized or, in the case of certain of its Subsidiaries, a partnership or a limited liability company duly formed; (b) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (c) is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where a failure to be so qualified and in good standing is not a Material Adverse Event; (d) has the requisite corporate, partnership or limited liability company power and authority, as the case may be, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; and (e) is in compliance with its articles or certificate of incorporation and bylaws, its partnership agreement or limited liability company operating agreement, as the case may be.

      SECTION 3.02 Corporate Power; Authorization; Enforceable Obligations.  The
                   -------------------------------------------------------
execution, delivery and performance by the Company of this Agreement and the other Preferred Stock Documents and the issuance to Purchaser of the Series 1997 Preferred Stock: (a) are within the Company's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of the Company's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound, including, without limitation, the Related Transaction Documents or the Senior Credit Agreement; (f) do not result in the creation or imposition of any Lien upon any of the Property of the Company or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those consents and approvals referred to in paragraph (b) of Article 2, all of which
                                                       ---------
will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect. At or prior to the Closing Date, each of the Preferred Stock Documents shall have been duly executed and delivered for the benefit of or on behalf of the Company and each shall then constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability of such Preferred Stock Document may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general.

      SECTION 3.03 Financial Statements.  The Company has delivered to Purchaser
                   --------------------
the Financial Statements identified in Schedule 3.03, and each of such Financial
                                       -------------
Statements complies with the description thereof contained in Schedule 3.03.
                                                              -------------

      SECTION 3.04 Material Adverse Events.  Except as set forth in Schedule
                   -----------------------                          --------
3.04, the Company and its Subsidiaries have no material obligations, material
----
contingent liabilities, or material liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Financial Statements identified in Schedule 3.03. Except as otherwise permitted
                                   -------------
hereunder or as set forth in Schedule 3.04, no Restricted Payment has been made
                             -------------
since the Audit Date, and no shares of Stock of the Company have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries. Since the Audit Date, no Material Adverse Event has occurred and is continuing.

      SECTION 3.05 Authorized and Outstanding Shares of Capital Stock.  After
                   --------------------------------------------------
giving effect to the Closing and the issuance of the Series 1997 Preferred Stock pursuant to this Agreement, as of the Closing Date the authorized capital stock of the Company consists of 21,800,000 shares, of which (a) 20,000,000 shares consist of Common Stock, 10,586,122 of which are issued and outstanding; (b) 800,000 shares consist of Class A Preferred Stock, par value $1.00 per share, none of which are issued and outstanding; and (c) 1,000,000 shares consist of Class B Preferred Stock, par value $1.00 per share

("Class B Preferred Stock"), 152,231 shares of which have been authorized and
  -----------------------
designated as "Series C," 142,486 of which are issued and outstanding; 100,000 shares of which have been authorized and designated as "Series 1996," all of which are issued and outstanding; 100,000 shares of which have been authorized and designated as "Series 1997," all of which are issued and outstanding; and 4,000 shares of which have been authorized and designated as "Series 1997-A," all of which are issued and outstanding. Except for warrants issuable under the Summa Merger Agreement and except as set forth on Schedule 3.05, (i) no Options
                                                  -------------
or Convertible Securities are authorized or outstanding, and (ii) there is no commitment of the Company to issue any such Options or Convertible Securities.

      SECTION 3.06 Authorization and Issuance of Securities.  The issuance of
                   ----------------------------------------
the Series 1997 Preferred Stock has been duly authorized and, upon delivery to Purchaser of certificates therefor against payment in accordance with the terms hereof, the Series 1997 Preferred Stock will have been validly issued and fully paid and non-assessable, free and clear of all liens and encumbrances created by or through the Company and all preemptive rights. The issuance of the shares of Common Stock issuable upon the exercise by Purchaser of the conversion rights set forth in paragraph (f) of the Certificate of Designations (the "Conversion
                                                                    ----------
Rights") has been duly authorized and, when issued upon exercise of the
------
Conversion Rights and surrender of the shares of Series 1997 Preferred Stock so converted, such shares of Common Stock will have been validly issued and fully paid and non-assessable, free and clear of all liens and encumbrances created by or through the Company and all preemptive rights. As of the Closing Date, a sufficient number of shares of Common Stock have been duly reserved for issuance upon the exercise of the Conversion Rights.

      SECTION 3.07 Securities Laws.  In reliance on the investment
                   ---------------
representations contained in Section 1.04, the offer, issuance, sale and
                             ------------
delivery of the Series 1997 Preferred Stock, as provided in this Agreement, and the offer, issuance, sale and delivery of the Common Stock issuable to Purchaser upon the exercise by Purchaser of the Conversion Rights, are and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws.

      SECTION 3.08 Senior Credit Agreement.  Each of the representations and
                   -----------------------
warranties set forth in the Senior Credit Agreement and the Bridge Note Purchase Agreement is true and correct in all material respects as of the Closing Date.

      SECTION 3.09 Full Disclosure.  No information contained in this Agreement,
                   ---------------
the other Preferred Stock Documents, the Financial Statements or any written statement, notice, report or certificate furnished by or on behalf of the Company or any Affiliate thereof pursuant to the terms of this Agreement or any other Preferred Stock Document, which has previously been delivered to Purchasers, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements con tained herein or therein not misleading in light of the circumstances under which they were made. With respect to all business plans and other forecasts and projections furnished by or on behalf of the Company and made available to Purchasers relating to the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries, (i) to the knowledge of the Company, no facts exist concerning the Company or any of its Subsidiaries which would result in any material change of any of such business plans, forecasts and projections,
(ii) such business plans, forecasts and projections are based upon estimates and assumptions deemed reasonable by the Company at the time of preparation thereof, which as a whole are fair in light of current conditions known to the Company, have been prepared on the basis of the assumptions stated therein, and reflect a reasonable estimate by the Company of the results of operations and other information projected therein.

      SECTION 3.10 Related Transaction Documents.  The Company has delivered to
                   -----------------------------
the Purchaser a complete and correct copy of each of the Related Transaction Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith), and neither the Company nor any of its Subsidiaries and, to the knowledge of the Company, no other Person party thereto is in default in the performance or compliance with any provisions thereof. Each of the Related Transaction Documents complies with, and the Related Transactions have been consummated in accordance with, all applicable laws. Each of the Related Transaction Documents is in full force and effect, and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over the Company, any of its Subsidiaries and, to the knowledge of the Company, other Persons referenced therein, with respect to the Related Transactions, have been obtained, and no such approvals impose any conditions to the consummation of the Related Transactions or to the conduct by the Company or any of its Subsidiaries of its business thereafter. Each of the representations and warranties made by the Company in the Related Transaction Documents is true and correct in all material respects.


                                   ARTICLE 4
                                   COVENANTS
                                   ---------

      The Company covenants and agrees (for itself and its Subsidiaries) that, unless the Required Holders shall otherwise consent in writing, from and after the date hereof and for so long as this Agreement shall be in effect pursuant to
Section 7.12:
------------

      SECTION 4.01 Reports and Notices.  The Company shall deliver to the
                   -------------------
Holders the Financial Statements, certificates and notices at the times and in the manner set forth in Annex B.
                        -------

      SECTION 4.02 Maintenance of Existence and Conduct of Business.  The
                   ------------------------------------------------
Company shall (and shall cause each of its Material Subsidiaries to): (a) except in the case of a Material Subsidiary that merges with and into any other Person, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (c) at all times maintain, preserve and protect all of its Intellectual Property material to the conduct of its business, and preserve all the remainder of its Property material to the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear).

      SECTION 4.03 Compliance with Laws. The Company shall (and shall cause each
                   --------------------
of its Subsidiaries to) comply with all federal, state and local laws, permits and regulations applicable to it, including those relating to health care; health care licensing, permits and accreditation; ERISA and labor matters; and the filing of tax returns and payment of taxes (including, without limitation, the withholding, collection, payment and deposit of employees' income, unemployment and Social Security taxes), except in each case to the extent that a failure to so comply with any such laws, permits and regulations would not be a Material Adverse Event.

      SECTION 4.04  Application of Proceeds.  The Company shall use the proceeds
                    -----------------------
of the purchase of the Series 1997 Preferred Stock as provided in Section 1.03.
                                                                  ------------

      SECTION 4.05 Further Assurances.  The Company agrees, at its expense and
                   ------------------
upon the reasonable request of the Required Holders, to duly execute and deliver, or cause to be duly executed and delivered, to the Holders such further instruments and do and cause to be done such further acts as may be necessary or desirable in the reasonable opinion of the Required Holders to carry out more effectually the provisions and purposes of this Agreement or any other Preferred Stock Document.

      SECTION 4.06 Affiliate and Employee Loans and Transactions.  The Company
                   ---------------------------------------------
shall not (nor permit any of its Subsidiaries to) enter into any lending, borrowing or other commercial transaction with, or make any payments or transfers of funds or assets (including payment of any management, consulting, advisory or similar fee) to, or issue any shares of the Company's Stock, or any warrant, option or other right to acquire shares of the Company's Stock, or any securities convertible into the Company's Stock, to, any of its Affiliates; provided, that (a) the Company may borrow money from Ramsay Affiliates, provided
--------
that the Indebtedness owed to any such Ramsay Affiliate is Subordinated Indebtedness meeting the requirements of the Senior Credit Agreement, and repay such Subordinated Indebtedness in accordance with the terms thereof (including the subordination provisions); (b) the Company and its Subsidiaries may engage in commercial transactions (including lending or borrowing transactions) between or among the Company and its Subsidiaries (other than Permitted Joint Ventures and RMCI); (c) the Company and its Subsidiaries may engage in lending or borrowing transactions with RMCI provided that, prior to the Revolving Credit Commitment Adjustment Date, such transactions do not cause the intercompany accounts due to the Company from RMCI to exceed $14,500,000 at any time; (d) the Company and its Subsidiaries may engage in lending or borrowing transactions with TCV to the extent that such transactions do not cause the intercompany account due to the Company from TCV to exceed $10,100,000 at any time; (e) the Company and its Subsidiaries may make Investments in Permitted Joint Ventures to the extent permitted by Section 6.03(e) of the Senior Credit Agreement and,
                        ---------------
additionally, may provide legal, accounting, insurance and other shared services to the Permitted Joint Ventures of the types provided on the Closing Date and may lease Real Property to the Permitted Joint Ventures, all on terms that are no less favorable to the Company and its Subsidiaries than might be obtained in an arm's-length transaction from a Person that is not an Affiliate of the Company or such Subsidiary; (f) the Permitted Joint Ventures may engage in commercial transactions with their Subsidiaries on terms that are no less favorable to the Permitted Joint Ventures than might be obtained in an arm's-length transaction from a Person that is not an Affiliate of such Permitted Joint Venture; (g) the Company and its Subsidiaries may extend loans to their respective officers, directors and employees in a maximum aggregate principal amount outstanding at any time for all officers, directors and employees of $1,000,000, other than loans to officers or directors to whom any other amount is due by the Company that is not permitted to be paid to such officer or director by virtue of this Section 4.06, unless such loan is for a business
                           ------------
purpose of the Company or such Subsidiary that is unrelated to the circumstances of the other amount due to such officer or director; (h) the Company may issue shares of the Company's Stock, or any warrant, option or other right to acquire shares of the Company's Stock, or any security convertible into the Company's Stock, to any Affiliate on terms that are no less favorable to the Company than might be obtained in an arm's-length transaction from a Person that is not an Affiliate of the Company; (i) the Company and its Subsidiaries may make Restricted Payments to the extent permitted under Section
                                                                        -------
4.08; (j) the Company and its Subsidiaries may pay salary and wages and provide
----
stock options and other executive compensation to its executive officers, to the extent approved by the Company's Board of Directors or the compensation committee thereof; (k) the Company may pay reasonable and customary directors' fees to its directors; (l) the Company and its Subsidiaries may pay reasonable legal fees and reasonable out-of-pocket expenses to Haythe & Curley for services rendered; (m) RMCI may pay $50,000 of the sums due to Peter J. Evans referenced in paragraph 12 of Schedule 4.06 at any time and may pay the balance
                              -------------
of the sums due to Peter J. Evans and the sums due to Luis E. Lamella referenced in paragraph 12 of Schedule 4.06 after the Revolving Credit Commitment
                   -------------
Adjustment Date; and (n) the Company and Ramsay Acquisition Corp. may consummate the transactions contemplated by the Summa Merger Agreement. Set forth in
Schedule 4.06 is a list of all such lending, borrowing or other transactions
-------------
with Affiliates as of the Closing Date.

      SECTION 4.07 Sale of Stock and Assets.  The Company shall not (nor permit
                   ------------------------
any of its Subsidiaries to) sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of their respective Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than the following:

          (a) the sale of Meadowlake Hospital on the terms of the purchase option set forth in the Lease Agreement, dated as of August 1, 1997, by and between HSA and Baptist Healthcare of Oklahoma, Inc.;

           (b) the sale of Three Rivers Hospital or the Stock of Ramsay Louisiana, Inc.;

          (c) the sale of properties or assets (including the capital stock of any of their respective Subsidiaries) all of the Net Cash Proceeds of which are utilized, within twelve months after receipt, either (i) as all or a part of the consideration paid by the Company and its Subsidiaries in respect of Acquisitions, or (ii) to prepay Indebtedness;

          (d) the sale of other properties or assets (including the capital Stock of any of their respective Subsidiaries) having a book value of not more than fifteen percent (15%) of the book value of the Company's consolidated assets as to each such sale or other disposition, determined as of the time of such disposition, or in excess of twenty-five percent (25%) of the book value of the Company's consolidated assets, in the aggregate as to all such sales or other dispositions, determined as of the date of the last such disposition; and

           (e) the sale or other disposition of Investments.

      SECTION 4.08 Restricted Payments. The Company shall not (nor permit any of
                   -------------------
its Subsidiaries to) (a) repurchase, retire or redeem any series of preferred stock of the Company (other than the redemption of the Series 1997-A Preferred Stock at any time after the Revolving Credit Commitment Adjustment Date) so long as the Series 1997 Preferred Stock is outstanding, or (b) repurchase, retire or redeem any Common Stock of the Company at any time while there exists any arrearage in the payment of dividends on the Series 1997 Preferred Stock, other than repurchases of

Common Stock from former employees of the Company in amounts not to exceed $500,000 in the aggregate during the term of this Agreement.

      SECTION 4.09 Changes in Existing Options and Convertible Securities.  The
                   ------------------------------------------------------
Company shall not change or amend the exercise price, number of shares, vesting schedule or other financial terms of any Options or Convertible Securities outstanding as of the Closing Date, unless such change or amendment is effected by the issuance of new Options or Convertible Securities, replacing the Options or Convertible Securities so changed or amended and constituting an issuance or sale of such Options or Convertible Securities for the purposes of paragraph
(f)(v)(C) of the Certificate of Designations.


                                    ARTICLE 5
                       DEFINITIONS; RULES OF CONSTRUCTION
                       ----------------------------------

      SECTION 5.01 Terms Defined in the Senior Credit Agreement.  Except as
                   --------------------------------------------
otherwise set forth in Section 5.02, capitalized terms used herein and defined
                       ------------
in Annex A of the Senior Credit Agreement shall have the meanings set forth therein.

      SECTION 5.02 Other Defined Terms.  In addition to the terms defined in the
                   -------------------
Senior Credit Agreement, the terms set forth below shall have the following respective meanings:

          "Agreement" shall mean this Preferred Stock Purchase Agreement,
           ---------
including all Annexes, Schedules, and Exhibits attached or otherwise identified hereto, all restatements, modifications and supplements hereof or hereto, and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference be comes operative; provided, that any reference to the Schedules to
                               --------
this Agreement shall be deemed a reference to the Schedules as in effect as of the Closing Date, unless otherwise provided in a written amendment thereto.

           "Certificate of Designations" shall have the meaning assigned to it
            ---------------------------
in Section 1.01.
---------------

           "Claim" shall have the meaning assigned to it in Section 7.17.
            -----                                           ------------

           "Closing Date" shall mean September 30, 1997, the date of the
            ------------
purchase and sale of the Series 1997 Preferred Stock pursuant to this Agreement.

          "Common Stock" shall mean the Common Stock, $.01 par value per share,
           ------------
of the Company as constituted on the Closing Date and any capital stock into which such Common Stock may thereafter be changed.

           "Company" shall mean Ramsay Health Care, Inc., a Delaware
            -------
corporation.

           "Conversion Rights" shall have the meaning assigned to it in Section
            -----------------                                           -------
3.06.
----

           "Convertible Securities" shall have the meaning assigned to it in the
            ----------------------
Certificate of Designations.

           "Holder" shall have the meaning assigned to it in the preamble to
            ------
this Agreement.


           "Indemnified Person" shall have the meaning assigned to it in Section
            ------------------                                           -------
7.17.
----

           "Options" shall have the meaning assigned to it in the Certificate of
            -------
Designations.

          "Preferred Stock Documents" shall mean, collectively, this Agreement,
           -------------------------
the GE Capital Fee Letter, the Certificate of Designations, the Registration Rights Agreement and each other document, instrument and certificate executed and delivered by the Company as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

           "Purchaser" shall have the meaning assigned to it in the preamble to
            ---------
this Agreement.

           "Registration Rights Agreement" shall have the meaning set forth in
            -----------------------------
Annex A.
-------

          "Related Transactions" shall mean the incurrence of the indebtedness
           --------------------
contemplated by the Senior Credit Agreement, the issuance of the Bridge Notes pursuant to the Bridge Note Purchase Agreement, the issuance of the Series 1997-A Preferred Stock pursuant to the Ramsay Preferred Stock Purchase Agreement, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transaction Documents.

          "Related Transaction Documents" shall mean the Senior Credit
           -----------------------------
Agreement, the Senior Credit Documents, the Bridge Note Purchase Agreement, the Bridge Notes, the Ramsay Common Stock Subscription Agreement, the Ramsay Preferred Stock Purchase Agreement, the Ramsay Preferred Stock Designation and all agreements, instruments, documents and certificates executed by or on behalf of the Company in connection with the Related Transactions.

          "Required Holders" shall mean Holders holding, in the aggregate, more
           ----------------
than 50% of the issued and outstanding shares of Series 1997 Preferred Stock at any time.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

          "Senior Credit Agreement" shall mean that certain Credit Agreement,
           -----------------------
dated as of the date hereof, by and among the Company, the Senior Lenders, General Electric Capital Corporation, as Administrative Agent, and GECC Capital Markets Group, Inc., as Syndication Agent, as amended, restated, refinanced, supplemented or otherwise modified from time to time.

           "Senior Lenders" shall mean all of the "Lenders" that are parties to
            --------------
the Senior Credit Agreement from time to time.

           "Series 1997 Preferred Stock" shall have the meaning assigned to it
            ---------------------------
in Section 1.01.
   ------------


      SECTION 5.03  Certain Matters of Construction.
                    -------------------------------

          (a) The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the annexes, exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

          (b) For purposes of this Agreement and the other Preferred Stock Documents, the following additional rules of construction shall apply: (i) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (ii) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; (iii) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (iv) all references to any instruments or agreements, including references to any of the Preferred Stock Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

          (c) Unless otherwise indicated, all references in this Agreement to articles, sections, subsections, schedules, annexes, exhibits and attachments shall refer to the corresponding articles, sections, subsections, schedules, annexes, exhibits and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Clos ing Date.


                                    ARTICLE 6
                       REGISTRATION; TRANSFER; EXCHANGE;
                       ---------------------------------
                          REPLACEMENT OF CERTIFICATES
                          ---------------------------

      SECTION 6.01 Register for Series 1997 Preferred Stock.  The Company shall
                   ----------------------------------------
keep at its principal executive office a register for the registration of transfers of Series 1997 Preferred Stock. The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more certificates evidencing Series 1997 Preferred Stock shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Series 1997 Preferred Stock shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The

Company shall give to any Holder, promptly upon request therefor, a complete and correct copy of the names and addresses of all Holders.

      SECTION 6.02 Transfers.
                   ---------

          (a) Subject to compliance with applicable securities laws, the Holders may transfer all or any portion of the Series 1997 Preferred Stock held by them at any time to any Person, provided, however, that no Holder may transfer shares
                           -------   -------
of Series 1997 Preferred Stock to any Person other than a bank, savings and loan association or other financial institution, a commercial lender or an insurance company, investment fund or other institutional investor without the prior written consent of the Company, such consent not unreasonably to be withheld.

          (b) The Company shall cooperate in all reasonable respects with any Holder in connection with a transfer of shares of Series 1997 Preferred Stock under this Section 6.02, all as reasonably required to enable the transferring
           ------------
Holder to effect any such transfer, including the preparation of informational materials (based upon existing reports and other documents filed with the SEC under the Exchange Act) for, and the participation of management in meetings with, potential transferees.

      SECTION 6.03 Transfer and Exchange of Series 1997 Preferred Stock. Upon
                   ----------------------------------------------------
surrender of any certificate evidencing Series 1997 Preferred Stock at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by
(i) the address for notices of each transferee of such certificate, (ii) evidence of the payment of any applicable transfer taxes, and (iii) an executed agreement from the transferee in favor of the Company, making the representations and warranties set forth in Section 1.04 and agreeing to be
                                            ------------
bound by the terms and conditions of this Agreement), the Company shall execute and deliver, at its expense, one or more new certificates (as requested by the registered Holder thereof) in exchange therefor, in an aggregate number of shares equal to those evidenced by the surrendered certificate.

      SECTION 6.04 Replacement of Certificates.  Upon receipt by the Company of
                   ---------------------------
written notice from any Holder of the loss, theft, destruction or mutilation of any certificate evidencing Series 1997 Preferred Stock held by such Holder and
(a) in the case of loss, theft or destruction, of security reasonably satisfactory to the Company (or, in the case of Purchaser or any other Holder that is an institutional investor, an unsecured agreement of indemnity from such Holder), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new certificate in replacement of such lost, stolen, destroyed or mutilated certificate.


                                    ARTICLE 7
                                 MISCELLANEOUS
                                 -------------

      SECTION 7.01 Complete Agreement; Amendments and Waivers.
                   ------------------------------------------

          (a) This Agreement, the other Preferred Stock Documents, the Senior Credit Agreement, the other Loan Documents, the Bridge Note Purchase Agreement and the Bridge Notes constitute the complete agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, ex pressed or implied) relating to a financing of substantially similar form, purpose or effect, including the commitment letter and fee letter, each dated August 7, 1997 between the Company and Purchaser.

          (b) No amendment, modification, termination or waiver of any provision of this Agreement or any of the Preferred Stock Documents, or any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Required Holders or, in the case of certain matters contemplated by the Certificate of Designations, as set forth in paragraph (g) thereof.

          (c) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 7.01 shall be binding upon each holder
                                 ------------
of Series 1997 Preferred Stock at the time outstanding and each future holder of Series 1997 Preferred Stock.

      SECTION 7.02 Tax Characterization.  Each of the Company and Purchaser will
                   --------------------
characterize the Series 1997 Preferred Stock as stock for federal income tax purposes as of the Closing Date and at all times thereafter.

      SECTION 7.03 Fees and Expenses; Taxes.
                   ------------------------

          (a) The Company shall reimburse Purchaser for all reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation, execution and delivery of the Preferred Stock Documents and the purchase of the Series 1997 Preferred Stock pursuant thereto (including the reasonable fees and expenses of Purchaser's special counsel, advisors and consultants retained in connection with the transactions contemplated by the Preferred Stock Documents and for advice in connection therewith). The Company shall reimburse Purchaser for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with:

          (i) any amendment, modification or waiver of, or consent with respect to, any of the Preferred Stock Documents or any advice in connection with the administration of the transactions contemplated thereby or the rights of the Holders thereunder.

          (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Holder, the Company or any other Person) in any way relating to any of the

        Preferred Stock Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Company or any other Person in connection with the Preferred Stock Documents; provided, that
                                                                 --------
        the Company shall not be liable to reimburse any Holder for any such fees, costs or expenses incurred by it in the defense of any Claim as to which such Holder would not be entitled to indemnification by virtue of the proviso to Section 7.17;
                                 ------------

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 7.03 shall be payable, on demand, by the Company to the
        ------------
respective Holders, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          (b) In addition, the Company agrees to pay any present or future transfer, intangible personal property, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the issuance, sale or delivery of the Series 1997 Preferred Stock by the Company to Purchaser pursuant to this Agreement or the issuance of Common Stock pursuant to the exercise of the Conversion Rights, in each case within ten (10) Business Days after demand by Purchaser therefor (including penalties, interest and expenses arising therefrom or with respect thereto), whether or not such taxes were correctly or legally asserted.

      SECTION 7.04  No Waiver.  No failure on the part of any Holder, at any
                    ---------
time or times, to require strict performance by the Company of any provision of this Agreement and any of the other Preferred Stock Documents shall waive, affect or diminish any right of the Holders thereafter to demand strict compliance and performance therewith. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in this Agreement or any of the other Preferred Stock Documents, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of each of the Required Holders, or as otherwise provided in the Certificate of Designations, as required by Section 7.02 above, and directed
                                                ------------
to the Company specifying such suspension or waiver.

      SECTION 7.05 Remedies.  The rights and remedies of the Holders under this
                   --------
Agreement and the other Preferred Stock Documents shall be cumulative and nonexclusive of any other rights and remedies which the Holders may have under any other agreement, including the Preferred Stock Documents, by operation of law or otherwise.

      SECTION 7.06 Severability.  Wherever possible, each provision of this
                   ------------
Agreement and each of the other Preferred Stock Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any of the other Preferred Stock Documents shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any of the other Preferred Stock Documents.

      SECTION 7.07 Conflict of Terms.  Except as otherwise provided in this
                   -----------------
Agreement or any of the other Preferred Stock Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision contained in any of the other Preferred Stock Documents, the provisions contained in this Agreement shall govern and control.

      SECTION 7.08 Notices.  Except as otherwise provided herein, whenever it is
                   -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another party, or whenever any of the parties desires to give or serve upon another party any communication with respect to this Agreement or any of the other Preferred Stock Documents, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 7.08), (c) one Business Day after deposit
                           ------------
with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Company or a Holder) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      If to Purchaser, at:  General Electric Capital Corporation
                            3379 Peachtree Road, N.E.
                            Suite 560
                            Atlanta, Georgia 30326
                            Attention: Ms. Cheryl P. Boyd
                            Telecopy No.: (404) 266-3438

      with copies to:       General Electric Capital Corporation
                            201 High Ridge  Road
                            Stamford, Connecticut  06927-5100
                            Attention:  Region Counsel - Commercial Finance

                            Telecopy No.:  (203) 316-7889

and                         King & Spalding
                            191 Peachtree Street
                            Atlanta, Georgia 30303-1763
                            Attention:  John Hays Mershon, Esq.
                            Telecopy No.:  (404) 572-5100

If to any other Holder:     At its last known address appearing
                            on the books of the Company maintained
                            for such purpose in accordance with Section 6.01
                                                                ------------

If to the Company, at:      Ramsay Health Care, Inc.
                            Columbus Center
                            One Alhambra Plaza
                            Suite 750
                            Coral Gables, Florida 33134
                            Attention: Chief Financial Officer
                            Telecopy No.:  (305) 569-4647

with a copy to:             Haythe &  Curley
                            237 Park Avenue
                            New York, New York 10017
                            Attention: Bradley P. Cost, Esq.
                            Telecopy No.:  (212) 682-0200

      SECTION 7.09 Section Titles.  The Section titles and Table of Contents
                   --------------
contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

      SECTION 7.10 Counterparts.  This Agreement may be executed in any number
                   -------------
of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

      SECTION 7.11 Time of the Essence.  Time is of the essence of this
                   -------------------
Agreement and each of the other Preferred Stock Documents.

      SECTION 7.12 Term.  This Agreement shall remain in full force and effect
                   ----
until all of the Series 1997 Preferred Stock has been (a) redeemed in full, or
(b) converted to Common Stock upon the exercise of the Conversion Rights; provided, however, that the provisions of Sections 7.03, 7.15, 7.16 and 7.17
--------  -------                         -------------  ----  ----     ----
hereof shall survive any such termination of this Agreement as provided in

Section 7.19 hereof.
------------

      SECTION 7.13 Publicity.
                   ---------

          (a) Except to the extent otherwise required by law, the Company shall not use the name of or refer to Purchaser, or any of its Affiliates, in any press release or other disclosure made in connection with the transactions contemplated by this Agreement without the prior written consent of Purchaser, and shall provide to Purchaser the proposed text of any such press release or other disclosure for review not later than two Business Days prior to the proposed date of release or disclosure thereof.

          (b) Subject to a reasonable prior review, the Company consents to Purchaser's publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

      SECTION 7.14 Confidentiality.  The Company has furnished and will furnish
                   ---------------
to Purchaser certain information concerning the Company which the Company has advised is non-public, proprietary or confidential in nature ("Confidential
                                                               ------------
Information").  Purchaser confirms to the Company, for itself, that it is
-----------
Purchaser's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the purchase of securities and which is identified to it as such, and that it will protect the confidentiality of Confidential Information submitted to it with respect to the Company under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, provided, however, that (a)
                                                     --------  -------
nothing contained herein shall prevent Purchaser from disclosing Confidential Information (i) to its Affiliates and their respective directors, officers and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this Section 7.14; (ii) under color of legal authority, including, without
          ------------
limitation, to any regulatory authority having jurisdiction over it or its operations or to or under the authority of any court deemed by it to be of competent jurisdiction; (iii) to any actual or potential transferee of Series 1997 Preferred Stock pursuant to Section 6.02 or any actual or potential
                                 ------------
assignee of Purchaser's rights and obligations under this Agreement pursuant to
Section 7.18 hereof, to the extent such actual or potential assignee has agreed
------------
to maintain such information in confidence on the basis set forth in this
Section 7.14; and (iv) as necessary in connection with the exercise of its
------------
remedies under this Agreement or any of the other Preferred Stock Documents; (b) the terms of this Section 7.14 shall be inapplicable to any information
                  ------------
furnished to it which is in its possession prior to the delivery to it of such information by the Company, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of Purchaser's failure to abide hereby), or which was not non-public, proprietary or confidential when the Company delivered it to Purchaser; and (c) the determination by Purchaser as to the application of any of the circumstances described in the foregoing clauses
(a) and (b) will be conclusive if made reasonably and in good faith.

      SECTION 7.15 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY
                   -------------
OF THE PREFERRED STOCK DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER PREFERRED STOCK DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH

STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER PREFERRED STOCK DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER PREFERRED STOCK DOCUMENTS; PROVIDED, THAT THE PARTIES
                                            --------
ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING
                                                  ------- --------
IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY COURT OF COMPETENT JURISDICTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDERS. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY
                                         ----- --- ----------
CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 7.08 OF THIS
                                                          ------------
AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      SECTION 7.16 WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
                   --------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER PREFERRED STOCK DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 7.17 Indemnification.  The Company shall  indemnify and hold each
                   ---------------
Holder, their respective Affiliates, and their respective officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from
                                           ------------------
and against any and all suits, actions, costs, fines, deficiencies, penalties,proceedings, claims, damages, losses, liabilities and expenses (includingreasonable attorneys' fees and disbursements and other costs of investigationsor defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such
 -----
Indemnified Person as the result of the consummation of the transactions contemplated under this Agreement or any other Preferred Stock Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, regardless of whether the Indemnified Person is a party to such Claim; provided, that the Company shall not be liable for any indemnification to
       --------
such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence, willful misconduct or breach of this Agreement as determined by a final judgment of a court of competent jurisdiction. NO HOLDER OR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THE CONSUMMATION OF THE TRANSACTIONS UNDER THE PREFERRED STOCK DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

                                                Annex A to Preferred
                                                Stock Purchase Agreement
                                                ------------------------


                         SCHEDULE OF CLOSING DOCUMENTS
                         -----------------------------


      In addition to this Agreement, duly executed by the Company and Purchaser, as required by Article 2, paragraph (a), Purchaser shall have received the
               ---------- -------------
following, each dated the Closing Date, in form and substance satisfactory to Purchaser and its counsel, unless otherwise specified below:

      1.
           PRINCIPAL PREFERRED STOCK DOCUMENTS.
           -----------------------------------

           (a) Fee Letter. The GE Capital Fee Letter.
               ----------

          (b) Certificate of DESIGNATIONS. A copy of the Certificate of
              ---------------------------
Designations, certified by the Secretary of State of the State of Delaware.

          (c) Stock Certificates. Certificates registered in Purchaser's name
              ------------------
(or in the name of a nominee of Purchaser) evidencing the Series 1997 Preferred Stock;

          (d) Registration Rights Agreement. A Registration Rights Agreement
              -----------------------------
(the "Registration Rights Agreement") with respect to Common Stock issuable upon
      -----------------------------
exercise of the Conversion Rights, in substantially the form attached as Exhibit
                                                                        -------
B to this Agreement, duly executed and delivered by the Company and dated the
-
Closing Date.

      2.  DOCUMENTS DELIVERED BY THE COMPANY.
          ----------------------------------

          (a) Board Resolutions and Incumbency Certificates. A certificate of
              ---------------------------------------------
the Secretary or an Assistant Secretary of the Company certifying:

                (i) the resolutions adopted by the Board of Directors of the Company approving each Preferred Stock Document and the transactions contemplated thereby, and any other documents evidencing other necessary corporate action by the Company;

                (ii) all documents evidencing any required governmental and third party approvals with respect to each such Preferred Stock Document or, in lieu thereof, the officer's certificate contemplated by paragraph
      (b)(ii) of Article 2; and
                 ---------

                (iii) the names and true signatures of the authorized officers of the Company.

          (b) Certificate of Incorporation. By-Laws and Good Standing
              -------------------------------------------------------
Certificates. Each of the following documents:
------------

                (i) the certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of its State of incorporation no more than 30 days prior to the Closing Date, and the by-laws of the Company as in effect on the Closing Date, certified by the Secretary, Assistant Secretary or other appropriate officers or directors of the Company;

                (ii) a "long form" good standing certificate for the Company from the Secretary of State of its State of incorporation as of a date no more than 30 days prior to the Closing Date; and

                (iii) good standing certificates for the Company from the Secretary of State of the state in which the Company is required to qualify as a foreign corporation authorized to transact business, as of a date no more than 30 days prior to the Closing Date.

          (c) Financial Statements. Copies of the Financial Statements described
              --------- ----------
in Schedule 3.03 in form and substance satisfactory to Purchaser.
   -------------

          (d) Proposed Text of Press Release. Not later than two Business Days
              -------- ---- -- ----- -------
prior to the Closing Date, the proposed text of any press release or other disclosure proposed to be issued by the Company with respect to the transactions contemplated by this Agreement, for Purchaser's review in accordance with

Section 7.13.
------------

          (e) Officer's Certificate. A certificate of a Responsible Financial
              ---------------------
Officer of Company affirming that the conditions set forth in Article 2 have
                                                              ------- -
been satisfied as of the Closing Date.

          (f) Other Certificates. Certificates from a Responsible Financial
              ------------------
Officer of the Company as to each of (i) the Senior Credit Agreement and (ii) the Bridge Note Purchase Agreement.

          (g) Payment Instructions. Payment instructions from the Company
              ------- ------------
providing for the disbursement of the proceeds of the sale of the Series 1997 Preferred Stock in accordance with Section 1.03.
                                   ------------

      3.  LEGAL OPINION.
          ----- -------

          The opinion of Haythe & Curley, special counsel to the Company in substantially the form of Exhibit C to this Agreement.
                          ---------

                                                Annex B to Preferred
                                                Stock Purchase Agreement
                                                ------------------------


                        FINANCIAL STATEMENTS AND NOTICES
                        --------- ---------- --- -------


      1. Within thirty-five (35) days after the close of each Fiscal Month, (i) an unaudited consolidated income statement for the Company for such Fiscal Month and that portion of the current Fiscal Year ending as of the close of such Fiscal Month, together with comparisons to the corresponding income statement for the prior year's equivalent period, both on a monthly and year-to-date basis, and (ii) the Company's consolidated balance sheet as at the end of such Fiscal Month.

      2. Within five (5) days after delivery to the SEC, but in any event within fifty (50) days after the close of each Fiscal Quarter, the Company's Form 10-Q for such Fiscal Quarter.

      3. Within five days after delivery to the SEC, but in any event within one hundred five (105) days after the close of each Fiscal Year, the Company's Form 10-K for such Fiscal Year, including the annual audited financial statements of the Company, consisting of a consolidated balance sheet and the related consolidated statements of operations, retained earnings and cash flow, setting forth in comparative form the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by Ernst & Young LLP or another firm of independent certified public accountants of recognized national standing selected by the Company.

      4. For so long as Purchaser is the sole Holder, not later than one hundred fifty (150) days after the close of each Fiscal Year, the annual management letter from such accountants to the Company in connection with their audit examination.

      5. Promptly upon their becoming available, copies of any registration statements and the regular, periodic and special reports which the Company shall have filed with the SEC (or any governmental agency substituted therefor) or any national securities exchange, including, without limitation, the Company's annual and quarterly reports on Forms 10-K and 10-Q.

      6. Promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed.

                                                Schedule 3.03 to Preferred
                                                Stock Purchase Agreement
                                                ------------------------


                              FINANCIAL STATEMENTS
                              --------- ----------


      1.  Historical Financial Statements. Copies of the consolidated balance
          -------------------------------
sheet of the Company and its Subsidiaries as of June 30, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, accompanied by the audit report thereon of Ernst & Young LLP have been furnished by the Company to each Purchaser prior to the date of this Agreement. Such consolidated financial statements have been prepared in conformity with GAAP and present fairly in all material respects the consolidated financial position of the Company as of the date thereof, and the consolidated results of operations and cash flows of the Company for the Fiscal Year then ended.

                                                Schedule 3.04 to Preferred
                                                Stock Purchase Agreement
                                                ------------------------


                  CONTINGENT LIABILITIES; RESTRICTED PAYMENTS
                  -------------------------------------------


                        [TO BE PROVIDED BY THE COMPANY]

                                                Schedule 3.05 to Preferred
                                                Stock Purchase Agreement
                                                ------------------------


                             CERTAIN OPTIONS, ETC.
                             --------------------


                        [TO BE PROVIDED BY THE COMPANY]




                                       1